EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

Orrstown Financial Services, Inc.

Shippensburg, Pennsylvania

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 11, 2011 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Orrstown Financial Services, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ Smith Elliott Kearns & Company, LLC
Smith Elliott Kearns & Company, LLC

Chambersburg, Pennsylvania
June 3, 2011